Exhibit 10.7

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is effective as of March 16, 2021 (the “Effective Date”), by and between Botanical Biotech LLC, a Nevada limited liability company (the “Company”), and Jordan Schlosser, an individual resident of Florida (the “Consultant”).

1. Services. The Company hereby retains Consultant and Consultant hereby agrees to render consulting services set forth in Exhibit A hereto, which is incorporated herein by this reference (“Services”) to the Company for the term of this Agreement. The Consultant will not perform any Services for the Company except as authorized or requested by the Company. Consultant shall devote such time to the Services as necessary to complete the Services in a satisfactory and workmanlike manner in accordance with industry standards. Consultant shall, in performing Services contemplated by this contract, faithfully observe and comply with all federal, state, and local laws, ordinances and regulations, applicable to the Services. The Company shall provide Consultant with such equipment and supplies advisable for Consultant to provide the Services.

2. Term and Termination

a. This Agreement is effective as of the Effective Date and will terminate Three (3) Months from the Effective Date (the “Termination Date”), unless terminated earlier pursuant to subsection (b) below or extended by mutual consent of the Consultant and the Company.

b. This Agreement may be terminated (i) for any reason by the Company or Consultant at any time prior to the Termination Date by giving ten (10) days’ written notice of termination to the other party, (ii) by mutual written agreement of the parties, (iii) automatically by the Company upon the death or disability of Consultant, or (iv) by either party for a material breach of this Agreement by the other party that is not cured within five (5) days from written notice by the non-breaching party.

c. Termination of this Agreement shall not affect (i) the Company’s obligation to pay for Services previously rendered by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under Section 3 of this Agreement, unless the Company terminated this Agreement due to a material breach of Consultant, or (ii) the Consultant’s continuing obligations to the Company under this Agreement.

3. Compensation, Insurance and Expenses.

a. As full compensation for the Services to be rendered pursuant to this Agreement, the Company shall pay to Consultant the sum of Ten Thousand Dollars ($10,000.00) per month due and payable on the 1st and 15th day of each month.

b. The Consultant shall not be entitled to any benefits, insurance, or bonuses in relation to the Services.

c. The Company shall reimburse the Consultant for actual travel and other out-of-pocket expenses performed pursuant to the Company’s express prior written request, reasonably incurred up to a pre-approved amount, after submission of reasonably detailed invoices documenting such expenses. Consultant is responsible for all other travel and other out of pocket expenses incurred in connection with this agreement.

d. Consultant agrees that during the term of this Agreement, Consultant shall not render services similar to or competitive with the Services to be rendered to the Company hereunder.

4. Relationship of the Parties

a. Notwithstanding any provision of this Agreement to the contrary, the Consultant is and shall at all times be an independent contractor and not an employee, agent, partner, or joint venturer of the Company. The Consultant shall have no right under this Agreement, or as a result of its consulting services to the Company, to participate in any other employee, retirement, insurance or other benefit program of the Company, nor will the Company make any deductions from the Consultant’s compensation for taxes, the payment of which shall be solely the Consultant’s responsibility. The Company will not be responsible for any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on the Consultant’s behalf.

b. The Consultant shall pay, when and as due, any and all taxes incurred as a result of its compensation hereunder, including estimated taxes, and if requested by the Company in connection with any audit or other inquiry from a governmental authority or agency, provide the Company with proof of said payments. The Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company: (i) to pay withholding taxes or similar items; or (ii) resulting from the Consultant being determined not to be an independent contractor.

c. The Consultant represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of the Consultant or right of any third party.

5. Nondisclosure of Confidential Information

a. The Consultant recognizes and acknowledges that certain knowledge and information which he will acquire or develop relating to the business of the Company, including, without limitation, any financial information, business plans, product development plans, strategies, business forecasts, sales and merchandising materials, patent disclosures, patent applications, structures, models, techniques, know-how, trade secrets, processes, compositions, formulations, trade secrets, compounds and apparatus relating to the same and other proprietary information related to the current, future and proposed products and services of the Company (collectively, “Confidential Information”) are the valuable property of the Company.

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b. The Consultant covenants and agrees that, without the prior written consent of the Company, the Consultant will not use, disclose, divulge or publish any Confidential Information at any time during the term hereof or thereafter except as may be necessary to perform the Services; provided, however, that the Consultant shall not be obligated to treat as confidential, any Confidential Information that (i) was publicly known at the time of disclosure to the Consultant, (ii) became publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) was lawfully disclosed to the Consultant by a third party. In the event a court or governmental agency legally compels Consultant to disclose Confidential Information, Consultant shall promptly inform the Company of the compelled disclosure (and in any event prior to any disclosure), so that the Company may seek a protective order or other remedy or waive compliance with this Agreement, or both. Consultant shall limit any compelled disclosure of Confidential Information to that legally required.

c. The Consultant agrees that any disclosure of Confidential Information will only be such as is reasonably necessary to the performance of the Services and will only be to its employee’s and assistants who are bound by written agreements with Consultant to maintain the Confidential Information in confidence.

d. Upon termination of this Agreement, the Consultant agrees to promptly deliver to the Company, all Confidential Information in its possession that is written or other tangible form (together with all copies or duplicates thereof, including computer files), and all other property, materials or equipment that belong to the Company, its customers, its prospects or its suppliers.

6. Intellectual Property

a. “Intellectual Property” includes any and all new or useful art, discovery, improvement, technical development, or invention, whether or not patentable and all related know-how, designs, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artworks, software or other copyrightable or patentable work, that the Consultant, solely or jointly with others, makes, conceives or reduces to practice that resulted from the Consultant’s Services for the Company or use of the Company’s Confidential Information under this Agreement. “Work” means any and all Services under this Agreement. “Work Product(s)” means any and all materials provided pursuant to this Agreement, including all rights in copyrights, trade secrets, formulas, methods, specifications, know how, trademarks, patents, including but not limited to any research, databases created specifically for the Company, domain names and internet addresses, or other intellectual property rights pertaining thereto.

b. All rights, titles and interests in and to any Intellectual Property furnished to Consultant by the Company are and shall remain the property of the Company.

c. This Agreement is made with the intent that it is Work Made for Hire. The Work (including, without limitation, any works of authorship, documents, records, notes, inventions (whether or not reduced to practice), methods, materials, ideas, designs, models, concepts, techniques, discoveries, and improvements created, conceived or reduced to practice by Consultant in connection with Work or by use of or exposure to the Company’s Confidential Information has been specially ordered and commissioned by the Company, may be incorporated in existing the Company works as a compilation or collective work, and constitutes work made for hire for the Company under applicable copyright law to the extent it qualifies as such. Consultant agrees that the Company will own all copyrights, trademarks, trade secrets, and patents in the Work and that the Work is a “work made for hire” for all intellectual property purposes. All rights, titles and interests in and to the programs, systems, data, reports, audio and video materials, databases, or other materials used or produced by Consultant in the performance of the Services, including any modifications, enhancements, or derivative works thereof, shall remain or become the property of the Company.

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d. All rights, titles and interests in and to all deliverables hereunder and other Work Product shall be held by the Company, and all Work Product shall, to the extent possible, be considered works made by Consultant for the benefit of the Company. Consultant shall mark all Work Product with the Company’s copyright or other proprietary notices as directed by the Company and shall take all actions deemed necessary by the Company to protect the Company’s rights therein.

e. In the event that the Work Product does not constitute work made by Consultant for the benefit of the Company under applicable law, or in the event that Consultant otherwise retains any rights to any Work Product, Consultant agrees to assign, and upon creation thereof hereby automatically assigns, all rights, titles, and interests in and to such Work Product to the Company, without further consideration. Consultant agrees to execute any documents of assignment or registration of copyright, trademark, or patent requested by the Company respecting any and all Work Product. For the avoidance of doubt: (i) the assignment set forth above is in perpetuity and worldwide; and (ii) notwithstanding anything contained in any applicable law of any jurisdiction, the assigned rights will not revert to Consultant if not exercised at any time whatsoever.

f. Nothing in this Agreement shall restrict the Company from the use of any ideas, concepts, know-how, methods or techniques not fixed in a tangible medium during the Term (“Residual Subject Matter”) relating to the Work that it, individually or jointly, develops or discloses under this Agreement. The Company shall not be prevented from making use of know-how and principles learned nor experience gained of a non-proprietary and non-confidential nature.

g. Consultant shall perform his obligations under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary rights of any third party. Consultant shall indemnify and defend the Company against any claims (i) that all or any portion of Intellectual Property developed by Consultant infringe any United States or patent, copyright or trade secret; (ii) attributable to any act of Consultant in its creation, distribution or maintenance of any of Intellectual Property; or (iii) relating to third party licenses or other agreements between Consultant and any third party.

7. Miscellaneous

a. This Agreement shall be governed in all respects by the laws of the State of Florida, without regard to any provisions thereof relating to conflict of laws among different jurisdictions.

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b. If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys’ fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

c. This Agreement is the entire agreement of the parties with respect to the Services to be provided by the Consultant and supersedes any prior agreements between the parties with respect to the subject matter of this Agreement. This Agreement may only be amended in writing by the Company and the Consultant and their respective permitted successors and assigns.

d. Either party’s failure to enforce any right resulting from a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

e. All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by either certified mail return receipt requested, nationally recognized courier or hand delivery to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party. All notices shall be effective (i) when delivered personally, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) the business day when delivered by a nationally recognized courier, or (iv) upon receipt if sent by certified or registered mail.

Company:	Botanical Biotech LLC
c/o Can B Corp.
960 South Broadway
Suite 120
Hicksville, NY 11801
Attn: Marco Alfonsi

Consultant:	Jordan Schlosser

f. If any of the provisions of this Agreement are found to be invalid under an applicable statute or rule of law, they are to be enforced to the maximum extent permitted by law and beyond such extent are to be deemed omitted from this Agreement, without affecting the validity of any other provision of this Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

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g. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

h. During the term of this Agreement and for one (1) year thereafter its termination, Consultant will not induce, or attempt to induce, any employee or independent contractor of the Company to cease such employment or relationship to engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, either directly or indirectly, any business other than the Company.

i. Each of the parties hereto shall from time to time at the request of the other party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

j. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Notwithstanding, neither party may assign this Agreement without the written consent of the other party.

Having understood and agreed to the foregoing, the Company and the Consultant have signed this Agreement as of the day and year written above.

Botanical Biotech LLC

By:		By:
Printed Name:	Marco Alfonsi		Jordan Schlosser
Title:	Authorized Representative
Address:

SSN:

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Exhibit A

DUTIES OF CONSULTANT

Consulting services, as requested by the Company and agreed to by Consultant, in the areas of:

●	Extraction of CBD, CBN, CBG and other cannabinoids from hemp

●	Infusion of the foregoing into various products such as, but not limited to, salves, tinctures, beverages, capsules, creams, gummies and powders

●	Development and sale of delta 8 and other related hemp-based products

●	Developing and nurturing Company relationships for potential expansion of product lines and revenue

As well as other related services to be requested by the Company.